UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2017, the Board of Directors of State Bank Financial Corporation ("the Company"), the holding company for State Bank and Trust Company (the "Bank"), elected Sheila E. Ray as Chief Operating Officer of the Company, effective immediately. Ms. Ray will continue to serve as Chief Financial Officer of the Company and the Bank.

Prior to her appointment to the additional role of Chief Operating Officer, Ms. Ray, age 59, has served as Chief Financial Officer of the Company and the Bank since January 2015. Ms. Ray also serves as the Corporate Secretary of the Company and the Bank. Ms. Ray joined the Company and the Bank in October 2014 as Executive Vice President - Finance. Before that, she served as Chief Financial Officer of Atlanta Bancorporation, Inc. and Bank of Atlanta from 2006 until each was merged into the Company and the Bank, respectively, on October 1, 2014. She also served on the board of directors of Bank of Atlanta, a position she held from 2010 until 2014.

In connection with her appointment to Chief Operating Officer of the Company, the Company and Ms. Ray did not enter into any new, and did not amend any existing, compensatory arrangements, nor did the Company make any additional grants or awards to Ms. Ray.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: July 31, 2017	By:	/s/ J. Thomas Wiley, Jr.
J. Thomas Wiley, Jr.
Chief Executive Officer